Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2023, relating to the combined financial statements of C3is Inc. Predecessor, appearing in the prospectus filed pursuant to Rule 424b(4) relating to the registration statement No. 333-272939 on Form F-1 of C3is Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
July 18, 2023